EXHIBIT 23.4
DEGOLYER AND MACNAUGHTON
500 I SPRING ALLEY ROAD SUITE 800 EAST
DALLAS, TEXAS 75244

May 12, 2016

Evolution Petroleum Corporation 2500 CityWest Blvd.
Suite 1300
Houston, Texas 77042
Ladies and Gentlemen:
As independent oil and gas consultant, DeGolyer and MacNaughton hereby consents to the use of our name and the incorporation by reference in the Registration Statement on the Form S-3 of Evolution Petroleum Corporation to be filed on or about May 12, 2016, and as referenced in the Annual Report on Form 10‑K for the year ended June 30, 2015, of Evolution Petroleum Corporation, filed on September 11, 2015, of information from our letter report dated August 14, 2015, and our “Report as of June 30, 2015 on Reserves and Revenue of Certain Properties owned by Evolution Petroleum Corporation” with respect to the reserves of Evolution Petroleum Corporation as of June 30, 2010 through June 30, 2015.” We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716